EXHIBIT 99.01
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DSL.net                     545 Long Wharf Drive, 5th floor, New Haven, CT 06511
                                         Tel: 1-877-DSL-NET1   Fax: 203-624-3612
                                          Email: info@dsl.net   Web: www.dsl.net

DSL.NET COMMON STOCK CONTINUES TO BE LISTED ON NASDAQ SMALLCAP MARKET

NEW HAVEN, Conn. -(BUSINESS WIRE), July 16, 2004 - DSL.net, Inc. (NASDAQ:
DSLNC), a leading nationwide provider of broadband communications services to businesses, today said it received an extension from Nasdaq until August 6, 2004, for its common stock to close at a bid price of at least $1.00 per share. The Company would need to maintain this minimum closing price for 10 consecutive trading days, as set forth under Nasdaq Marketplace Rule 4310(c)(8)(D). During this time, the Company's Nasdaq symbol will be "DSLNC."

In the event the Company satisfies the bid-price requirement and all other requirements for continued listing (which the Company currently meets), its common stock shall continue to be listed on the Nasdaq SmallCap Market. The Company believes it can meet the minimum bid-price requirement through a reverse stock split, which it has the authority to implement. The Company has also submitted a listing application to the American Stock Exchange. Prior to August 6, 2004, DSL.net intends to announce the exchange or market on which its common stock will be listed.

Since the Company continues to be listed on the Nasdaq SmallCap Market under this exception, the Company's symbol temporarily has been changed to include a "C" to indicate a conditional listing status.

ABOUT DSL.NET
DSL.net, Inc. is a leading nationwide provider of broadband communications services to businesses. The Company combines its own facilities, nationwide network infrastructure and Internet Service Provider (ISP) capabilities to provide high-speed Internet access, private network solutions and value-added services directly to small- and medium-sized businesses or larger enterprises looking to connect multiple locations. DSL.net product offerings include T-1, DS-3 and business-class DSL services, virtual private networks (VPNs), frame relay, Web hosting, DNS management, enhanced e-mail, online data backup and recovery services, firewalls and nationwide dial-up services; as well as integrated voice and data offerings in select markets. For more information, visit www.dsl.net, e-mail info@dsl.net, or call 1-877-DSL-NET1 (1-877-375-6381).

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to a variety of risks and uncertainties, many of which are beyond DSL.net's control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. DSL.net undertakes no obligation, and disclaims any obligation, to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional information regarding these and other risks faced by DSL.net, see the disclosure contained under "Risk Factors" in DSL.net's Annual Report on Form 10-K for the year ended December 31, 2003, which has been filed with the Securities and Exchange Commission.

DSL.net is a trademark of DSL.net, Inc. Other company names may be trademarks of their respective owners.


Contacts:

          Media:                                     Investors:
          Joe Tomkowicz                              Bob DeSantis
          203-782-3885                               203-782-3267
          jtomkowicz@dsl.net                         investors@dsl.net
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